EXHIBIT 99.1
[LUMINEX LOGO]

Luminex Corporation Announces Agreement to Acquire EraGen Biosciences, Inc.
Acquisition Expands Molecular Diagnostic and Infectious Disease Capabilities

AUSTIN, Texas, June 21, 2011 /PRNewswire via COMTEX/ -- Luminex Corporation (NASDAQ: LMNX) today announced a definitive agreement to acquire privately-held EraGen Biosciences, Inc., an innovator in molecular diagnostic testing technologies for infectious disease and genetic applications.  Under the terms of the agreement Luminex will purchase all outstanding shares of EraGen for approximately $34 million in cash, subject to certain adjustments.  The transaction is anticipated to close within the next several weeks.

The acquisition of EraGen Biosciences provides Luminex with access to a highly complementary portfolio of molecular diagnostic assays based on an innovative and proprietary technology platform called MultiCode®. This unique assay chemistry is a flexible platform for both real-time polymerase chain reaction (PCR) and multiplex PCR-based applications. In addition to an expanded offering of new assays, the acquisition of EraGen will broaden Luminex’ product offering to its existing customer base, open new market opportunities with new customers and accelerate future product development.

“We are excited by the opportunity to expand our capabilities and product line in the important and rapidly growing infectious disease and molecular diagnostic markets with high growth, high margin, complementary assays,” said Patrick J. Balthrop, president and CEO of Luminex.  “The acquisition of EraGen builds on the strategic investments we have made and provides additional resources for sales, support, and assay development, strengthening our leadership position and expanding our footprint within the molecular diagnostic market.”

“By acquiring EraGen, Luminex has significantly enhanced its competitive strength," said Irene Hrusovsky, M.D., president and CEO of EraGen Biosciences. "As one of America’s fastest growing companies, Luminex will benefit from EraGen’s innovative technologies and expertise to penetrate new segments. I am confident that the company will realize significant business and technology synergies as Luminex brings the global reach and scale required to effectively leverage the enormous potential of EraGen's franchise in molecular diagnostics."

Current EraGen products include the MultiCode-RTx Herpes Simplex Virus (HSV) 1&2 Kit, the first FDA cleared PCR-based qualitative test for the detection and typing of HSV-1 or HSV-2 from vaginal lesion swab specimens.  The company also has several analyte specific reagents (ASRs) for detection of infectious agents and has developed research use only (RUO) reagents for infectious diseases associated with organ transplants.

Founded in 1999 and located in Madison, Wisconsin; EraGen has approximately 70 employees as well as a 27,000 sq. foot ISO 13485:2003 and CMDCAS certified facility. Luminex anticipates operations will remain in Madison, WI.

Financial Details

Under the terms of the agreement, Luminex will pay approximately $34 million in cash to acquire EraGen, which generated approximately $8.0 million in product revenue during 2010.  Luminex expects the EraGen acquisition will add between $5 million and $7 million to 2011 consolidated revenue.

Luminex expects to record charges for non-recurring cash and non-cash acquisition-related costs in connection with the transaction. The full extent of these charges will not be determined under the rules of purchase accounting until valuation has been completed.  In addition, transaction-related professional fees will be expensed as incurred, as required by GAAP per ASC 805 “Business Combinations.”

On a GAAP basis, inclusive of purchase related costs, Luminex expects this acquisition to be dilutive in 2011 and accretive to earnings in 2012.  Luminex expects the acquisition to be neutral to earnings in 2011 on a non-GAAP basis as a result of acquisition costs and required accounting adjustments. These costs are not expected to repeat in subsequent periods.

Completion of the transaction is subject to the approval of EraGen shareholders and certain other customary conditions.

     Luminex will provide a strategic update on its pipeline and key initiatives at its upcoming investor event scheduled to take place on July 25, 2011 in Atlanta, GA.

About EraGen Biosciences, Inc.

EraGen Biosciences develops, manufactures and markets molecular reagent products. The company’s in-market and pipeline products, based on its novel, patented MultiCode® platform chemistry, are next generation DNA- and RNA-based testing for the early detection of infectious diseases and genetic-based conditions. For more information, visit the EraGen website at www.eragen.com.

About Luminex Corporation

Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the diagnostic and life sciences industries. The company's xMAP multiplex solutions include an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including genomic and proteomic research markets. The company's xMAP technology is sold worldwide and is already in use in leading clinical laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP technology can be obtained at http://www.luminexcorp.com/.

Statements made in this release that express Luminex' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expected closing date of the acquisition of EraGen; access by Luminex to the EraGen portfolio of products and the complimentary nature thereof; the ability of the expanded product offerings to broaden Luminex’ customer base, open new market opportunities and accelerate future product development; the ability of the acquisition to provide additional resources for sales, support and assay development  and strengthen Luminex’ position within the molecular diagnostics market; market opportunities within the infectious disease and molecular diagnostics markets; the ability of combined product offerings to improve healthcare and research worldwide; EraGen’s assay product pipeline; projected financial results of EraGen and their effect and the effect of the acquisition on Luminex financial results. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex' actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex' products and technology, the Company's dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company's revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex' ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company's strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex' foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex' Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2011 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts

Corporate:
Harriss T. Currie
Chief Financial Officer and Vice President, Finance
Luminex Corporation
hcurrie@luminexcorp.com
512.219.8020

Investors:
Matt Scalo
Luminex Corporation
mscalo@luminexcorp.com
512.336.3587

Media:
Mimi Torrington
Luminex Corporation
mtorrington@luminexcorp.com
512.219.8020

Aaron DeLuca
Porter Novelli
porternovelli.com
512.241.2249